Exhibit 99.1

U.S. Bancorp Completes Acquisition of Union Bank

MINNEAPOLIS (December 1, 2022) – U.S. Bancorp (NYSE: USB) today announced that it has completed the acquisition of MUFG Union Bank’s core regional banking franchise from Mitsubishi UFJ Financial Group, Inc. (NYSE: MUFG). The transaction brings together two premier organizations to serve customers and communities across California, Washington, and Oregon and support a dedicated workforce across the West Coast. Customers will benefit from an expanded branch network, greater access to digital banking tools, and increased choice.

“The acquisition of MUFG Union Bank underscores U.S. Bank’s commitment to creating economic opportunities for our customers and communities across the West Coast,” said Andy Cecere, chairman, president and chief executive officer of U.S. Bancorp. “The closing of this acquisition brings together two premier organizations and their teams who are focused on putting customers first.”

U.S. Bank will provide MUFG Union Bank customers with information regarding the conversion of their accounts in the coming weeks. Until conversion of MUFG Union Bank systems and accounts, customers will continue to be served by their respective branches, website and mobile apps. Systems integration and account conversion is expected to occur in the first half of 2023.

Additionally, once customer conversion has occurred, implementation of U.S. Bank’s five-year, $100 billion community benefits plan will begin.

About U.S. Bank

U.S. Bancorp, with approximately 70,000 employees and $601 billion in assets as of September 30, 2022, is the parent company of U.S. Bank National Association. The Minneapolis-based company serves millions of customers locally, nationally and globally through a diversified mix of businesses: Consumer and Business Banking; Payment Services; Corporate & Commercial Banking; and Wealth Management and Investment Services. The company has been recognized for its approach to digital innovation, social responsibility, and customer service, including being named one of the 2022 World’s Most Ethical Companies and Fortune’s most admired superregional bank. Learn more at usbank.com/about.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.”

Forward-looking statements involve inherent risks and uncertainties, including the following risks and uncertainties and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of Exhibit 13 to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021, which could cause actual results to differ materially from those anticipated. Deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; the impacts of the COVID-19 pandemic on its business, financial position, results of operations, liquidity and prospects; increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; civil unrest; the effects of climate change; changes in customer behavior and preferences; breaches in data security, including as a result of work-from-home arrangements; failures to safeguard personal information; the impacts of international hostilities or geopolitical events; impacts of supply chain disruptions and rising inflation; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. In addition, U.S. Bancorp’s acquisition of MUFG Union Bank presents risks and uncertainties, including, among others: the risk that the cost savings, any revenue synergies and other anticipated benefits of the acquisition may not be realized or may take longer than anticipated to be realized; the possibility that the combination of MUFG Union Bank with U.S. Bancorp, including the integration of MUFG Union Bank, may be more costly or difficult to complete than anticipated or have unanticipated adverse results; and there can be no assurance that the community benefits plan will achieve the results or outcome expected or anticipated by U.S. Bancorp.

For discussion of these and other risks that may cause actual results to differ from those described in forward-looking statements, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities

Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Investor contact: George Andersen, U.S. Bancorp Investor Relations george.andersen@usbank.com, 612.303.3620

Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications Jeffrey.shelman@usbank.com, 612.303.9933, @usbank_news

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